CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-4 of our report dated June 3, 2011 relating to the financial statements and financial highlights of United Investors Advantage Gold Variable Account appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 29, 2012